EXHIBIT 99.1
To Form 8-K dated October 29, 2009

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS RESULTS FOR
THIRD QUARTER 2009

STUART, FL., October 29, 2009 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a third quarter 2009 net loss of $40.8 million compared to a net loss of $3.4 million for the third quarter of 2008. Including preferred stock dividends and accretion of $937,000, the net loss applicable to common shareholders was $41.7 million or $1.21 per average common diluted share for the third quarter, compared to a net loss of $3.4 million or $0.18 per average common diluted share for the third quarter of 2008.

During the quarter we achieved a number of important objectives:

•	Our capital position was strengthened significantly following our successful capital raise;

•	We substantially completed a planned reduction in the size of our residential construction and land development loan portfolio which now totals 3.8 percent of loans outstanding; and

•	Our aggressive liquidation plan has now reduced our loan exposure below the regulatory targets associated with institutions having significant concentrations in commercial real estate loans and construction and development loans.

Capital ratios were strengthened with the completion of a successful public common stock offering with gross proceeds totaling $76 million. The total risk-based capital ratio increased to 16.2 percent up from 13.4 percent on a link-quarter basis. The tangible common equity ratio increased to 6.14 percent from 4.66 percent over the same time period. In addition, the Company expects to close a firm commitment from a private equity firm to purchase 6 million shares of common stock for aggregate proceeds of $13.5 million in the fourth quarter of this year.

During the quarter residential construction and land development loan balances were reduced by more than 40 percent. Total construction and land development loans were reduced by more than 25 percent, falling below the Company’s long term objective and below 100 percent of tier one capital and the allowance for loan losses, which is a regulatory threshold associated with institutions having construction and development loan concentrations.

“While very painful, we have now reduced our exposure to residential development lending to a nominal level”, said Dennis S. Hudson, III, Chief Executive Officer. “Moreover, the remaining loans in this portfolio have been written down to values that fully reflect the current environment. In addition, as a result of our focus on loan sales and other aggressive liquidation efforts, our aggregate commercial real estate exposure (construction loans and commercial real estate mortgages) has now been reduced below 300 percent of tier one capital and the allowance for loan losses, which is a regulatory threshold associated with institutions having commercial real estate loan concentrations.”

After completing a review of internally criticized commercial real estate exposures late in the third quarter, we identified a number of performing loans that we anticipate may not be able to continue to perform in accordance with existing repayment terms. These loans were placed on nonaccrual status and evaluated for impairment. This action together with aggressive loan sales resulted in a significant increase in charge-offs for the quarter and contributed to the increase in nonperforming loans. We anticipate many of these loans will be restructured in the next few months as troubled debt restructures or sold. We believe taking this aggressive action, together with our reduced exposures as described above, will cause our nonaccrual balances to peak at current levels. As a result, we also expect charge-offs to moderate next quarter and to moderate even further thereafter based on the current outlook.

Total revenues were up 3.4 percent to $25.1 million for the third quarter 2009 compared to the third quarter 2008. Excluding investment securities gains, revenues totaled $23.7 million for the quarter ended September 30, 2009 or $599,000 lower compared to the same period a year ago.

Other items impacting financial results for the third quarter 2009 include:

•	Net interest margin increased to 3.74 percent, up 17 basis points from the third quarter 2008 and 9 basis points higher than last quarter;

•	Net interest income totaled $19.1 million, up $114,000 over the prior quarter;

•	Provision for loan losses of $45.4 million;

•	The allowance for loan losses increased from 2.75 percent of total loans for the second quarter to 3.25 percent of total loans in the third quarter;

•	Nonperforming assets increased approximately $31 million to 8.45 percent of total assets;

•	Residential construction and development loan portfolio exposure was reduced by $39.1 million to $57.6 million and from $295.1 million at year end 2007;

•	Total deposits, excluding brokered certificates of deposits, increased in the normal seasonally weak third quarter by $14 million or 3.2 percent annualized;

•	The cost of interest bearing liabilities totaled 1.50 percent, 15 basis points lower than the second quarter 2009 and 114 basis points lower than third quarter 2008;

•	Mortgage banking income totaled $337,000 up $121,000 or 56 percent from a year ago;

•	Tangible common equity ratio increased to 6.14 percent from 4.66 percent as of June 30, 2009 based on the public offering of common stock completed in the third quarter; and

•	Total risk based capital increased to 16.2 percent, up from 13.4 percent as of June 30, 2009.

Additional progress was made in reducing the exposure to residential construction and development loans by charging down the impaired loans to their disposition values. We have specific plans in place for each of the remaining credits, and within the next one or two quarters, we believe we will see nonperforming assets begin to decline.

Loan Portfolio Risk Reduction Update

Construction and land development portfolios are being run-off and risk is being reduced. These portfolios have been the primary source of increases in both nonperforming loans and loan losses over the past two years.

Construction
and Land
Development Loans	High Point		September 30, 2008	March 31, 2009	June 30, 2009	September 30, 2009
Residential	$351.6	3/31/2007	$192.4	$117.2	$96.7	$57.6
Commercial	242.4	12/31/2007	226.8	201.4	166.8	128.7
Individuals	91.3	12/31/2006	65.8	50.2	44.2	41.8

TOTAL	$627.0	9/30/2007	$485.0	$368.8	$307.7	$228.1

Total as a percentage of total loans			27.8%	22.6%	19.4%	15.2%
Total as a percentage of tier 1 risk-based capital and Allowance for loan losses			238.2%	154.5%	133.6%	83.6%

Dollars in millions

Run-off of these portfolios has been achieved through early recognition of the potential for portfolio weakness in the first quarter of 2007 when the housing market began to slow, aggressive collection and liquidation activities with borrowers, and additional liquidation achieved through the sale of larger problem loans. Total construction and land development loans have been reduced to one third of that reported at the high point in 2007, with over $250 million in reduction having been achieved over the past four quarters. Residential construction and land development loans, which have produced extremely high loss experience over the past two years, have been reduced by 84 percent compared to the high point in 2007. Portfolio liquidation for residential construction and development loans has also been focused on large loan exposures. Large balance (over $4 million) residential construction and land development loans have been reduced by $80.5 million to $17.8 million over the past five quarters, all of which is currently on nonaccrual. This portfolio is now in the process of liquidation in accordance with specific work-out plans with borrowers designed to achieve substantial liquidation in an orderly fashion over the next 12 months. We expect aggregate loss exposure in this portfolio to continue to moderate significantly going forward. Commercial construction and development loans continue to decline and remain well diversified with no single category of exposure exceeding 20 percent of tier 1 capital and the allowance for loan losses.

Commercial real estate mortgage loans remain well diversified (as shown in the attached table) with all but three categories of exposure at less than 20 percent of tier 1 capital and the allowance for loan losses. The three largest categories of exposure are office buildings, retail trade and industrial at 65 percent, 68 percent and 40 percent respectively of tier 1 capital and the allowance for loan losses. Approximately 35% of commercial real estate mortgage loans are owner occupied with an average loan-to-value of 50 percent and originated over a wide timeframe. The non-owner occupied portion of the portfolio has an average loan-to-value of 53 percent. While the Company may see further deterioration over time in this portfolio as a result of continuing economic weakness, we expect a much lower level of loss potential than recently experienced in our construction and land development portfolios.

Problem Loan Management and Loss Mitigation Update

Problem assets grew during the quarter due to continued deterioration as a result of economic conditions and greater focus on early intervention loss mitigation strategies (as discussed last quarter) including troubled debt restructurings for smaller commercial and consumer borrowers. The pace of growth began to moderate for nonaccruing loans, while other real estate owned grew higher as problem assets migrated toward liquidation.

Nonaccrual Loans
September 30, 2009

				Restructured
	Nonaccrual Loans			Loans (Accruing)
Dollars in thousands	Non Current	Current*	Total

Construction and land development
Residential	$23,497	$10,778	$34,275	$0
Commercial	8,884	12,880	21,764	0
Individual	5,392	356	5,748	1,382
Residential Mortgage	20,457	15,409	35,866	13,612
Commercial Real Estate Mortgage	24,502	28,824	53,326	226
Commercial and Financial	160	1,829	1,989	0
Installment loans to individuals	1,013	0	1,013	841
TOTAL	$83,905	$70,076	$153,981	$16,061

*Loans classified as nonaccrual (including restructured loan) and less than 30 days past due.

Nonaccruing loans grew by $27.2 million from June 30, 2009 to $154.0 million at September 30, 2009, and accruing restructured loans grew by $1.3 million to $16.1 million over the same period. The growth in nonaccruing loans was also impacted by restructured loans that are currently classified as nonaccruing. Company policy requires troubled debt restructures to be classified as nonaccrual loans (under certain circumstances) until performance can be verified (typically six months). We will continue to pursue troubled debt restructures in selected cases where we expect to achieve better liquidation values than may be expected through other traditional collection activities. During the quarter we also worked with retail mortgage customers, when possible, to achieve lower payment structures in an effort to avoid foreclosure and keep families in their homes. A total of 73 applications were received seeking restructured mortgages, compared to 102 the second quarter, 93 the first quarter and 37 in the fourth quarter of last year. Restructured loans included in nonaccruing loans totaled $36.9 million at September 30, 2009, compared with $33.4 million at June 30, 2009. At September 30, 2009, nonaccruing loans, which totaled $154.0 million, have been written down by approximately $64.6 million or 32 percent of the original loan balance (including specific impairment reserves).

Early stage delinquencies increased somewhat during the quarter in the residential mortgage loan portfolio and remained modest or improved in other loan portfolios. Accruing residential mortgage loans (including home equity lines) 30-89 days past due grew to $7.1 million (or 1.3 percent of residential loans) from $3.7 million (or 0.7 percent) and loans 90 days past due continued to be zero on a linked quarter basis.

Residential home prices in the Company’s markets and Florida continued to show signs of stability during the quarter as home sales volumes and inventory levels continued to improve, although the rate of unemployment remains high.

Other real estate owned (“OREO”) grew by $3.5 million to $26.8 million, reflecting a migration of a number of commercial and residential properties through the final foreclosure process which offset sales and liquidations for the quarter. OREO is expected to grow in the coming quarter and increase over the next few quarters as final liquidation and resolution of many of the nonaccrual loans is concluded.

Income before taxes and the provision for loan losses for the third quarter of 2009 totaled approximately $4.6 million, up from the $4.3 million earned in the second quarter 2009. The negative impact on net interest income from increased nonperforming loans, together with elevated collection costs, were absorbed by an improving net interest margin performance, better deposit mix, reduced overhead as a result of work force reductions, and lower data processing, occupancy and other expenses. The tax benefit for the net loss for the third quarter totaled $15.7 million. The deferred tax valuation allowance was increased by a like amount, and therefore there was no change in the carrying value of deferred tax assets which are supported by tax planning strategies. Due to limitations on the inclusion of deferred tax assets, regulatory capital ratios are unaffected by the reduced tax benefit for the quarter. Should the economy show signs of improvement and our credit losses moderate, we anticipate that we could place increased reliance on our forecast of future taxable earnings, which would result in realization of future tax benefits.

Net interest income (on a tax equivalent basis) was $19.1 million, up $114,000 or 2.4 percent annualized from the second quarter 2009 as a result of lower deposit costs and lower rates paid on most interest bearing liabilities, increased yield on investments, partially offset by a decline of $61 million in average outstanding loans, lower loan yields and higher nonperforming loans. The net interest margin, which totaled 3.74 percent, increased 9 basis points compared to the second quarter 2009, and was 17 basis points higher than in third quarter 2008.

Noninterest income, totaled $6.1 million, down $539,000 linked quarter, primarily due to lower gains on securities sales as well as lower revenue related to seasonal declines in fees from merchant services, marine finance fees, mortgage banking fees and brokerage commissions and fees. The revenue declines from these sources were partially offset by higher revenues from service charges on deposits, the result of the growth in new deposit households. In addition, wealth management and marine finance fees continue to be impacted by the challenging economic conditions.

Noninterest expenses for the third quarter totaled $20.5 million, lower by $719,000 compared to the second quarter 2009 (excluding the write-off for goodwill impairment of $49.8 million), primarily the result of higher FDIC insurance costs due to a special assessment in the second quarter 2009. Salaries, wages and benefits for the third quarter 2009 declined $1,523,000 or 16.1 percent from a year ago, and were $3.5 million lower for the first nine months of 2009 compared to the same period in 2008, as a result of consolidation of branches and centralization of management by combining markets. Cost reductions were also achieved in backroom areas, with expenditures for data processing, occupancy, and furniture and equipment all declining compared to the prior year. Increasing this quarter were costs associated with foreclosed and repossessed asset disposition and management activities, which increased by $625,000 compared to the second quarter 2009 and totaled $2.1 million. Also increasing this quarter were legal and professional fees related to risk management, credit and collection related activities. Management has been focused and aggressive in resolving troubled loans and are confident that its early identification and actions will lead to lower future costs as exposures are reduced.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances, which offset planned run-off in brokered certificates of deposit in the third quarter 2009. The improved deposit mix and lower rates paid on deposits during the third quarter reduced the overall cost of total deposits to 1.24 percent, 16 basis points lower than in the second quarter 2009 and 96 basis points below last year’s third quarter.

Increased emphasis on residential lending has increased mortgage originations in the first nine months of 2009. A total of 236 applications were accepted in the third quarter 2009 for total loans of $43 million, and 966 applications were taken in the first nine months for $206 million. Closed mortgage loans totaled $28 million for the quarter, compared to $43 million in the second quarter and $38 million for the first quarter 2009. A total of $28 million in residential mortgage loans were sold in the third quarter of 2009. Over the first nine months of 2009, a total of $72 million in residential mortgage loans were sold, and $37 million were added to the portfolio.

Total deposits at quarter end September 30, 2009 were up compared to June 30, 2009, attributable to continued growth as a result of a strategic focus on increasing market share. Total deposits, excluding brokered certificates of deposits at September 30, 2009, totaled $1,706 million and were just $4 million lower compared to year-end 2008 total deposits. Historically, the Company’s deposits experience a seasonal decline in the third quarter compared to the other quarters. Instead deposit growth (excluding brokered certificates of deposits) during the third quarter was 3.2 percent annualized. The average cost of interest bearing core deposits during the third quarter was 0.58 percent, down 13 basis points from the second quarter. During the third quarter, certificates of deposits rates paid were also 35 basis points lower than in the second quarter and totaled 2.45 percent. The average cost of total interest-bearing liabilities of 1.50 percent declined by 15 basis points from the second quarter.

Compared to the prior year’s third quarter customer, sweep repurchase agreements were down $2.5 million. Total deposits at September 30, 2009 declined $77.5 million compared to the prior year, as a result of deposit declines in the Company’s central Florida region caused by slower economic growth. This region’s deposit decline reversed trend during the third quarter 2009 and should contribute to total deposit growth going forward. As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing its new deposit growth strategy. A total of 1,622 new core households were added in the third quarter 2009, 10.2 percent higher than the second quarter 2009. This compares to 1,566 in third the quarter 2008, and 1,539 in the third quarter 2007. These new relationships have improved market share and increased average services per household. Seacoast now has the number two market share ranking in its Treasure Coast market.

Seacoast will host a conference call on October 30, 2009 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (866) 712-7678 (access code: 8397217; leader: Dennis S. Hudson). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of October 30, 2009, by dialing (877) 213-9653 (domestic), using the passcode 8397217.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of October 30, 2009, an archived version of the webcast can be accessed from this same subsection of the website and will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.1 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS				(Unaudited)
SEACOAST BANKING	CORPORATION	OF	FLORIDA	AND SUBSIDIARIES
		Three Months Ended				Nine Months Ended
(Dollars in thousands,		September 30,				September 30,
except per share data)		2009			2008	2009		2008
Summary of Earnings
Net loss		$(40,777)		$	(3,448)	$(108,537)	$	(23,001)
Net loss, available to common shareholders		(41,714)			(3,448)	(111,348)		(23,001)
Net interest income (1)		19,101			19,186	56,329		59,982
Performance Ratios
Return on average assets-GAAP basis (2), (3)		(7.55)%			(0.60)%	(6.49)%		(1.32)%
Return on average tangible assets (2),(3),(4)		(7.53)			(0.58)	(6.56)		(1.32)
Return on average shareholders’ equity–GAAP basis (2), (3)		(86.49)			(7.13)	(70.64)		(14.77)
Net interest margin (1), (2)		3.74			3.57	3.61		3.67
Per Share Data
Net loss diluted-GAAP basis		$(1.21)		$	(0.18)	$(4.58)	$	(1.21)
Net loss basic-GAAP basis		(1.21)			(0.18)	(4.58)		(1.21)
Cash dividends declared		0.00			0.01	0.01		0.33

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING	CORPORATION OF FLORIDA AND	SUBSIDIARIES
		September 30,					Increase/
		2009		2008			(Decrease)
Credit Analysis
Net charge-offs year-to-date		$63,791		$	47,232		35.1%
Net charge-offs to average loans		5.25	%		3.41	%	54.0
Loan loss provision year-to-date		$83,253		$	57,978		43.6
Allowance to loans at end of period		3.25	%		1.87		73.8
Nonperforming loans		$153,981		$	75,793		103.2
Other real estate owned		26,819			4,551		489.3

Total non-performing assets		180,800		$	80,344		125.0

Restructured loans (accruing)		$16,061		$	10		n/m
Nonperforming assets to loans and other real estate owned at end of period		11.80	%		4.60	%	156.5
Nonperforming assets to total assets		8.45	%		3.61	%	134.1
Selected Financial Data
Total assets		$2,139,915		$	2,224,614		(3.8)
Securities – Available for sale (at fair value)		342,742			267,661		28.1
Securities – Held for investment (at amortized cost)		19,296			29,121		(33.7)
Net loans		1,455,716			1,709,978		(14.9)
Deposits		1,761,287			1,838,792		(4.2)
Total shareholders’ equity		180,324			184,449		(2.2)
Common shareholders’ equity		135,638			184,449		(26.5)
Book value per share common		2.57			9.59		(73.2)
Tangible book value per share		3.33			6.71		(50.4)
Tangible common book value per share (5)		2.48			6.71		(63.0)
Average shareholders’ equity to average assets		9.18	%		8.93	%	2.8
Tangible common equity to tangible to assets (5),(6)		6.14			5.94		3.4
Average Balances (Year-to-Date)
Total assets		$2,237,422		$	2,329,860		(4.0)
Less: Intangible assets		37,928			55,975		(32.2)

Total average tangible assets		$2,199,494		$	2,273,885		(3.3)

Total equity		$205,439		$	208,010		(1.2)
Less: Intangible assets		37,928			55,975		(32.2)

Total average tangible equity		$167,511		$	152,035		10.2

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets.

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		Three Months Ended						Nine Months Ended
			September 30,					September 30,
(Dollars in thousands, except per share data)		2009			2008			2009			2008
Interest on securities:
Taxable	$	4,276	$		3,418	$		12,495	$		10,535
Nontaxable		73			90			233			270
Interest and fees on loans		20,836			27,146			65,634			86,525
Interest on federal funds sold and other investments		163			322			420			1,074

Total Interest Income		25,348			30,976			78,782			98,404
Interest on deposits		1,133			4,033			4,784			14,116
Interest on time certificates		4,283			6,334			14,813			19,463
Interest on borrowed money		881			1,492			3,040			5,061

Total Interest Expense		6,297			11,859			22,637			38,640

Net Interest Income		19,051			19,117			56,145			59,764
Provision for loan losses		45,374			10,241			83,253			57,978

Net Interest Income (Loss) After Provision for Loan Losses		(26,323)			8,876			(27,108)			1,786
Noninterest income:
Service charges on deposit accounts		1,732			1,894			4,879			5,556
Trust income		517			597			1,555			1,770
Mortgage banking fees		337			216			1,324			934
Brokerage commissions and fees		326			452			1,095			1,650
Marine finance fees		249			371			925			1,986
Debit card income		674			620			1,955			1,879
Other deposit based EFT fees		73			82			252			276
Merchant income		371			510			1,355			1,912
Other income		348			418			1,074			1,448

		4,627			5,160			14,414			17,411
Securities gains, net		1,425			0			3,211			355

Total Noninterest Income		6,052			5,160			17,625			17,766
Noninterest expenses:
Salaries and wages		6,598			7,713			20,247			23,076
Employee benefits		1,362			1,770			4,881			5,509
Outsourced data processing costs		1,705			1,803			5,402			5,800
Telephone / data lines		472			471			1,415			1,398
Occupancy		2,072			2,112			6,283			6,036
Furniture and equipment		675			700			2,004			2,135
Marketing		639			545			1,548			2,014
Legal and professional fees		1,653			1,687			4,648			3,545
FDIC assessments		1.007			543			3,910			994
Amortization of intangibles		315			315			944			944
Net loss on other real estate owned and
other asset dispositions		2,065			255			4,007			841
Goodwill impairment		0			0			49,813			0
Other		1,943			2,072			5,777			5,865

Total Noninterest Expenses		20,506			19,986			110,879			58,157
Loss Before Income Taxes		(40,777)			(5,950)			(120,362)			(38,605)
Provision (benefit) for income taxes		0			(2,502)			11,825			(15,604)

Net Loss	$	(40,777)		$	(3,448)		$	(108,537)		$	(23,001)

Preferred Stock Dividends and Accretion on
Preferred Stock Discount		937			0			2,811			0

Net Loss Available to Common
Shareholders	$	(41,714)		$	(3,448)		$	(111,348)		$	(23,001)
Per share common stock:
Net loss diluted	$	(1.21)		$	(0.18)		$	(4.58)		$	(1.21)
Net loss basic		(1.21)			(0.18)			(4.58)			(1.21)
Cash dividends declared		0.00			0.01			0.01			0.33
Average diluted shares outstanding		34,571,200			19,030,758			24,299,915			18,981,944
Average basic shares outstanding		34,571,200			19,030,758			24,299,915			18,981,944

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	September 30,	December 31,			September 30,
(Dollars in thousands)	2009	2008			2008
Assets
Cash and due from banks	$32,515	$	46,002		$38,927
Federal funds	0		4,605		11,256
Interest bearing deposits with other banks	137,640		100,585		0

Total Cash and Cash Equivalents	170,155		151,192		50,183
Securities:
Available for sale (at fair value)	342,742		318,030		267,661
Held for investment (at amortized cost)	19,296		27,871		29,120

Total Securities	362,038		345,901		296,781
Loans available for sale	5,857		2,165		2,701
Loans, net of unearned income	1,504,566		1,676,728		1,742,626
Less: Allowance for loan losses	(48,850)		(29,388)		(32,648)

Net Loans	1,455,716		1,647,340		1,709,978
Bank premises and equipment, net	42,143		44,122		43,397
Other real estate owned	26,819		5,035		4,551
Goodwill and other intangible assets	4,436		55,193		55,508
Other assets	72,751		63,488		61,515

	$2,139,915	$	2,314,436	$	2,224,614

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$264,092	$	275,262		$285,746
Savings deposits	788,154		802,201		829,470
Other time deposits	332,788		326,473		361,184
Brokered time certificates	55,469		100,463		40,100
Time certificates of $100,000 or more	320,784		306,042		322,292

Total Deposits	1,761,287		1,810,441		1,838,792
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	68,797		157,496		71,325
Borrowed funds	65,053		65,302		65,004
Subordinated debt	53,610		53,610		53,610
Other liabilities	10,844		11,586		11,434

	1,959,591		2,098,435		2,040,165
Shareholders’ Equity
Preferred stock	44,686		43,787		0
Common stock	5,285		1,928		1,928
Additional paid in capital	166,800		99,788		92,327
Retained earnings	(39,775)		70,278		93,101
Treasury stock	(1,181)		(1,839)		(838)

	175,815		213,942		186,518
Accumulated other comprehensive income (loss), net	4,509		2,059		(2,069)

Total Shareholders’ Equity	$180,324		216,001		184,449

	$2,139,915	$	2,314,436	$	2,224,614

Common Shares Outstanding	52,849,625		19,171,779		19,229,363

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Quarters
	2009								2008				Last 12
(Dollars in thousands,	Third		Second			First			Fourth			Months
except per share data)

Net loss	$(40,777)		$(63,000)	$		(4,760)	$		(22,596)	$		(131,133)
Operating Ratios
Return on average assets-GAAP
basis (2),(3)	(7.55)%		(11.19)%			(0.83)%			(3.99)%			(5.85)%
Return on average tangible
assets (2),(3),(4)	(7.53)		(2.36)			(0.82)			(4.05)			(3.66)
Return on average shareholders’
equity GAAP basis (2),(3)	(86.49)		(119.80)			(8.83)			(45.92)			(64.60)
Net interest margin (1),(2)	3.74		3.65			3.44			3.32			3.60
Average equity to average assets	8.73		9.34			9.45			8.68			9.06
Credit Analysis
Net charge-offs	$40,142		$15,109			$8,540			$33,916			$97,707
Net charge-offs to average loans	10.14	%	3.71		%	2.07		%	7.76		%	5.91	%
Loan loss provision	$45,374		$26,277			$11,652			$30,656			$113,909
Allowance to loans at end of period	3.25	%	2.75		%	1.99		%	1.75		%
Restructured Loans (accruing)	$16,061		$14,789			$3,309			$12,616
Nonperforming loans	$153,981		$126,758			$109,381			$86,970
Other real estate owned	26,819		23,259			12,684			5,035

Nonperforming assets	180,800		150,017			122,065			92,005

Nonperforming assets to loans and other real estate owned at end of period	11.80	%	9.33		%	7.42		%	5.47		%
Nonperforming assets to total assets	8.45		6.86			5.29			3.97
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	10.23		8.09			6.97			5.30
Per Share Common Stock
Net loss diluted-GAAP basis	$(1.21)		$(3.35)			$(0.30)			$(1.19)			$ (6.04)
Net loss basic-GAAP basis	(1.21)		(3.35)			(0.30)			(1.19)			(6.04)
Cash dividends declared	0.00		0.00			0.01			0.01			0.02
Book value per share	2.57		8.03			8.86			8.98
Average Balances
Total assets	$2,142,228		$2,258,792	$		2,313,125	$		2,255,036
Less: Intangible assets	4,590		54,717			55,033			55,346

Total average tangible assets	$2,137,638		$2,204,075	$		2,258,092	$		2,199,690

Total equity	$187,057		$210,997	$		218,609	$		195,770
Less: Intangible assets	4,590		54,717			55,033			55,346

Total average tangible equity	$182,467		$156,280	$		163,576	$		140,424

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) on available for sale securities because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

	September 30,	December 31,	September 30,
SECURITIES	2009	2008	2008
U.S. Treasury and U.S. Government Agencies	1,198	22,380	22,280
Mortgage-backed	336,168	290,423	239,936
Obligations of states and political subdivisions	2,102	2,070	1,986
Other securities	3,274	3,157	3,459
Securities – Available for Sale	342,742	318,030	267,661
Mortgage-backed	14,589	22,248	22,997
Obligations of states and political subdivisions	4,707	5,623	6,123

Securities – Held for Investment	19,296	27,871	29,120

Total Securities	$362,038	$345,901	$296,781

	September 30,	December 31,	September 30,
LOANS	2009	2008	2008
Construction and land development	$228,111	$395,243	$484,989
Real estate mortgage	1,143,476	1,125,465	1,093,324
Installment loans to individuals	66,739	72,908	88,549
Commercial and financial	65,954	82,765	75,296
Other loans	286	347	468

Total Loans	$1,504,566	$1,676,728	$1,742,626

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009					2008
	Third Quarter		Second Quarter			Third Quarter

	Average	Yield/		Average	Yield/	Average	Yield/
(Dollars in thousands)	Balance	Rate		Balance	Rate	Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$348,770	4.90	%	$356,582	4.82%	$276,777	4.94	%
Nontaxable	6,742	6.59		7,048	6.53	8,151	6.53

Total Securities	355,512	4.93		363,630	4.86	284,928	4.99
Federal funds sold and other
investments	97,215	0.67		92,160	0.47	53,220	2.41
Loans, net	1,571,186	5.26		1,631,715	5.33	1,798,357	6.01

Total Earning Assets	2,023,913	4.98		2,087,505	5.03	2,136,505	5.78
Allowance for loan losses	(43,124)			(31,445)		(37,705)
Cash and due from banks	28,614			32,545		35,788
Premises and equipment	42,636			43,380		43,378
Other assets	90,189			126,807		104,855

	$2,142,228			$2,258,792		$2,282,821

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$50,662	0.51	%	$53,723	0.55%	$72,691	1.65	%
Savings deposits	102,429	0.28		103,778	0.43	103,550	0.73
Money market accounts	618,240	0.64		650,911	0.76	716,166	1.97
Time deposits	692,616	2.45		682,970	2.80	691,486	3.64
Federal funds purchased and other short term borrowings	86,264	0.33		136,786	0.33	82,730	1.55
Other borrowings	118,745	2.71		118,832	3.02	118,705	3.92

Total Interest-Bearing Liabilities	1,668,956	1.50		1,747,000	1.65	1,785,328	2.64
Demand deposits (noninterest-bearing)	273,972			281,736		293,951
Other liabilities	12,243			19,059		11,073

Total Liabilities	1,955,171			2,047,795		2,090,352
Shareholders’ equity	187,057			210,997		192,469

	$2,142,228			$2,258,792		$2,282,821

Interest expense as a % of earning assets		1.23	%		1.38%		2.21	%
Net interest income as a % of earning assets		3.74			3.65		3.57

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2008
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and Land Development
Residential:
Condominiums	>$4 million	$30.6	$26.3	$19.6	$8.6
	<$4 million	26.6	21.1	13.0	8.8
Town homes	>$4 million	19.4	17.1	17.1	—
	<$4 million	4.4	2.9	4.6	6.1
Single Family Residences	>$4 million	20.8	21.2	13.5	11.9
	<$4 million	35.9	28.3	23.7	14.9
Single Family Land & Lots	>$4 million	85.1	64.3	40.3	22.1
	<$4 million	27.0	30.8	29.9	30.7
Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5
GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

			2009		Nonperforming
		-		-
1st Qtr2nd Qtr3rd Qtr3rd QtrNumber

Construction and Land Development
Residential:
Condominiums	>$4 million	$8.4	$7.9	$5.3	$5.3	1
	<$4 million	7.9	8.8	3.7	0.9	1
Town homes	>$4 million	—	—	—	—	—
	<$4 million	4.2	2.3	—	—	—
Single Family Residences	>$4 million	6.6	6.5	—	—	—
	<$4 million	13.9	10.3	7.1	1.8	10
Single Family Land & Lots	>$4 million	21.8	21.8	5.9	5.9	1
	<$4 million	29.6	21.5	19.5	9.5	21
Multifamily	>$4 million	7.8	7.8	6.6	6.6	1
	<$4 million	17.0	9.8	9.5	4.2	6

TOTAL	>$4 million	44.6	44.0	17.8	17.8	3
TOTAL	<$4 million	72.6	52.7	39.8	16.4	38
GRAND TOTAL		$117.2	$96.7	$57.6	$34.2	41

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007	2008
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$60.2	$57.2	$47.4	$32.6	$17.4
Townhomes	25.0	23.8	20.0	21.7	6.1
Single family residences	59.0	56.7	49.5	37.2	26.8
Single family land and lots	116.4	112.1	95.1	70.2	52.8
Multifamily	34.5	32.6	34.0	30.7	26.8

	295.1	282.4	246.0	192.4	129.9
Commercial
Office buildings	30.9	29.1	31.1	27.8	17.3
Retail trade	69.0	60.4	63.6	68.5	68.7
Land	82.6	92.5	75.4	73.9	73.3
Industrial	13.0	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	1.0	—	—
Churches and educational facilities	—	—	0.1	—	—
Lodging	11.2	—	—	—	—
Convenience stores	1.7	1.8	—	—	—
Marina	23.1	26.8	28.9	30.5	30.7
Other	9.9	11.3	6.3	5.4	6.0

	242.4	239.8	227.2	226.8	209.3
Individuals
Lot loans	39.4	39.4	40.0	38.4	35.7
Construction	32.7	32.4	27.1	27.4	20.3

	72.1	71.8	67.1	65.8	56.0

Total construction and land development	609.6	594.0	540.3	485.0	395.2
Real estate mortgages
Residential real estate
Adjustable	319.5	317.6	318.8	316.5	329.0
Fixed rate	87.5	89.1	90.2	93.4	95.5
Home equity mortgages	91.4	91.7	93.1	84.3	84.8
Home equity lines	59.1	56.3	59.4	59.7	58.5

	557.5	554.7	561.5	553.9	567.8
Commercial real estate
Office buildings	131.7	144.3	142.3	143.6	146.4
Retail trade	76.2	83.8	93.5	101.6	111.9
Land	5.3	—	—	0.6	—
Industrial	105.5	104.3	93.3	92.2	94.7
Healthcare	32.4	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	40.2	36.5	35.6	35.2
Recreation	3.0	2.8	1.8	1.8	1.7
Multifamily	13.8	20.0	19.1	19.2	27.2
Mobile home parks	3.9	3.2	3.1	3.1	3.0
Lodging	22.7	27.9	28.0	26.7	26.6
Restaurant	8.2	8.0	9.0	8.6	6.2
Agricultural	12.9	12.4	9.0	8.7	8.5
Convenience stores	23.2	23.1	24.9	23.6	23.5
Other	38.3	40.1	41.6	42.5	43.6

	517.3	550.0	535.7	539.4	557.7

Total real estate mortgages	1,074.8	1,104.7	1,097.2	1,093.3	1,125.5
Commercial & financial	126.7	93.9	94.8	88.5	82.8
Installment loans to individuals
Automobile and trucks	25.0	24.1	23.0	21.9	20.8
Marine loans	33.2	33.3	25.2	26.0	26.0
Other	28.2	27.5	27.9	27.4	26.1

	86.4	84.9	76.1	75.3	72.9
Other	0.9	0.5	0.4	0.5	0.3

	$1,898.4	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr	3rd Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.8	$9.0
Townhomes	4.2	2.3	-
Single family residences	20.5	16.7	7.1
Single family land and lots	51.4	43.3	25.4
Multifamily	24.8	17.6	16.1

	117.2	96.7	57.6
Commercial
Office buildings	17.4	13.8	13.8
Retail trade	70.0	55.9	23.0
Land	60.9	51.2	50.8
Industrial	9.0	8.5	8.2
Healthcare	5.7	6.0	4.8
Churches and educational facilities	—	—	-
Lodging	0.6	—	-
Convenience stores	—	—	-
Marina	31.6	30.0	28.1
Other	6.2	1.4	-

	201.4	166.8	128.7
Individuals
Lot loans	34.0	32.4	30.7
Construction	16.2	11.8	11.1

	50.2	44.2	41.8

Total construction and land development	368.8	307.7	228.1
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0	325.9
Fixed rate	90.8	90.6	89.5
Home equity mortgages	85.5	83.8	83.9
Home equity lines	60.3	60.1	59.7

	569.7	562.5	559.0
Commercial real estate
Office buildings	140.6	141.6	144.2
Retail trade	109.1	120.0	151.4
Land	—	—	-
Industrial	95.3	93.0	89.3
Healthcare	28.3	30.9	25.4
Churches and educational facilities	34.8	34.6	30.8
Recreation	1.7	1.4	3.3
Multifamily	27.2	31.7	35.1
Mobile home parks	3.0	5.6	5.6
Lodging	26.3	26.3	25.6
Restaurant	6.1	5.1	5.0
Agricultural	8.2	11.8	12.0
Convenience stores	23.3	23.2	22.8
Other	43.0	47.6	34.0

	546.9	572.8	584.5

Total real estate mortgages	1,116.6	1,135.3	1,143.5
Commercial & financial	75.5	71.8	66.0
Installment loans to individuals
Automobile and trucks	19.4	18.0	16.6
Marine loans	26.3	26.9	26.8
Other	25.7	24.3	23.3

	71.4	69.2	66.7
Other	0.3	0.3	0.3

	$1,632.6	$1,584.3	$1,504.6

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(3.0)	$(9.8)	$(14.8)	$(15.2)
Townhomes	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)

	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)
Retail trade	(8.6)	3.2	4.9	0.2
Land	9.9	(17.1)	(1.5)	(0.6)
Industrial	3.9	3.9	(0.1)	(7.4)
Healthcare	—	—	(1.0)	—
Churches and educational facilities	—	0.1	(0.1)	—
Lodging	(11.2)	—	—	—
Convenience stores	0.1	(1.8)	—	—
Marina	3.7	2.1	1.6	0.2
Other	1.4	(5.0)	(0.9)	0.6

	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	—	0.6	(1.6)	(2.7)
Construction	(0.3)	(5.3)	0.3	(7.1)

	(0.3)	(4.7)	(1.3)	(9.8)

Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)
Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5
Fixed rate	1.6	1.1	3.2	2.1
Home equity mortgages	0.3	1.4	(8.8)	0.5
Home equity lines	(2.8)	3.1	0.3	(1.2)

	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8
Retail trade	7.6	9.7	8.1	10.3
Land	(5.3)	—	0.6	(0.6)
Industrial	(1.2)	(11.0)	(1.1)	2.5
Healthcare	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	—	(3.7)	(0.9)	(0.4)
Recreation	(0.2)	(1.0)	—	(0.1)
Multifamily	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.7)	(0.1)	—	(0.1)
Lodging	5.2	0.1	(1.3)	(0.1)
Restaurant	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)
Other	1.8	1.5	0.9	1.1

	32.7	(14.3)	3.7	18.3

Total real estate mortgages	29.9	(7.5)	(3.9)	32.2
Commercial & financial	(32.8)	0.9	(6.3)	(5.7)
Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8	—
Other	(0.7)	0.4	(0.5)	(1.3)

	(1.5)	(8.8)	(0.8)	(2.4)
Other	(0.4)	(0.1)	0.1	(0.2)

	$(20.4)	$(69.2)	$(66.2)	$(65.9)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Continued)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr	3rd Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.5	$(7.8)
Townhomes	(1.9)	(1.9)	(2.3)
Single family residences	(6.3)	(3.8)	(9.6)
Single family land and lots	(1.4)	(8.1)	(17.9)
Multifamily	(2.0)	(7.2)	(1.5)

	(12.7)	(20.5)	(39.1)
Commercial
Office buildings	0.1	(3.6)	—
Retail trade	1.3	(14.1)	(32.9)
Land	(12.4)	(9.7)	(0.4)
Industrial	(4.3)	(0.5)	(0.3)
Healthcare	5.7	0.3	(1.2)
Churches and educational facilities	—	—	—
Lodging	0.6	(0.6)	—
Convenience stores	—	—	—
Marina	0.9	(1.6)	(1.9)
Other	0.2	(4.8)	(1.4)

	(7.9)	(34.6)	(38.1)
Individuals
Lot loans	(1.7)	(1.6)	(1.7)
Construction	(4.1)	(4.4)	(0.7)

	(5.8)	(6.0)	(2.4)

Total construction and land development	(26.4)	(61.1)	(79.6)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)	(2.1)
Fixed rate	(4.7)	(0.2)	(1.1)
Home equity mortgages	0.7	(1.7)	0.1
Home equity lines	1.8	(0.2)	(0.4)

	1.9	(7.2)	(3.5)
Commercial real estate
Office buildings	(5.8)	1.0	2.6
Retail trade	(2.8)	10.9	31.4
Land	—	—	—
Industrial	0.6	(2.3)	(3.7)
Healthcare	(0.9)	2.6	(5.5)
Churches and educational facilities	(0.4)	(0.2)	(3.8)
Recreation	—	(0.3)	1.9
Multifamily	—	4.5	3.4
Mobile home parks	—	2.6	—
Lodging	(0.3)	—	(0.7)
Restaurant	(0.1)	(1.0)	(0.1)
Agricultural	(0.3)	3.6	0.2
Convenience stores	(0.2)	(0.1)	(0.4)
Other	(0.6)	4.6	(13.6)

	(10.8)	25.9	11.7

Total real estate mortgages	(8.9)	18.7	8.2
Commercial & financial	(7.3)	(3.7)	(5.8)
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)	(1.4)
Marine loans	0.3	0.6	(0.1)
Other	(0.4)	(1.4)	(1.0)

	(1.5)	(2.2)	(2.5)
Other	—	—	—

	$(44.1)	$(48.3)	$(79.7)